UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) May 4, 2019

BERKSHIRE HATHAWAY INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	001-14905	47-0813844
(STATE OR OTHER JURISDICTION	(COMMISSION	(I.R.S. EMPLOYER
OF INCORPORATION)	FILE NUMBER)	IDENTIFICATION NO.)

3555 Farnam Street
Omaha, Nebraska	68131
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(402) 346-1400

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock Class B Common Stock	BRK.A BRK.B	New York Stock Exchange New York Stock Exchange

ITEM 2.02 Results of Operations and Financial Condition.

On May 4, 2019, Berkshire Hathaway Inc. issued a press release announcing the Company’s earnings for the first quarter ended March 31, 2019. A copy of this press release is furnished with this report as an exhibit to this Form 8-K.

ITEM 5.07 Submission of Matters to a Vote of Security Holders

On May 4, 2019, Berkshire Hathaway Inc. held an annual meeting of its shareholders. The only matter to be acted on at the meeting was the election of directors. Berkshire’s shareholders reelected all of Berkshire’s directors in an uncontested election. Following are the votes cast for and against each director.

Proposal 1 – Election of Directors
	For	Against
Warren E. Buffett	577,817	13,395
Charles T. Munger	579,791	11,421
Gregory E. Abel	580,917	10,295
Howard G. Buffett	579,800	11,412
Stephen B. Burke	572,135	19,078
Susan L. Decker	583,438	7,774
William H. Gates III	586,448	4,764
David S. Gottesman	583,531	7,681
Charlotte Guyman	585,541	5,671
Ajit Jain	581,487	9,725
Thomas S. Murphy	583,073	8,139
Ronald L. Olson	579,551	11,662
Walter Scott, Jr.	544,511	46,702
Meryl B. Witmer	585,088	6,124

ITEM 9.01 Financial Statements and Exhibits

Exhibit 99.1 Berkshire Hathaway Inc. Earnings Release Dated May 4, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 7, 2019	BERKSHIRE HATHAWAY INC.

/s/ Marc D. Hamburg
By: Marc D. Hamburg
Senior Vice President and Chief Financial Officer